SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549


                             Form 8-K


                          CURRENT REPORT

              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): July 1, 1999


                         TBC Corporation
        (Exact name of registrant as specified in its charter)


Delaware                       0-11579                31-0600670
(State or other                (Commission             (IRS Employer
jurisdiction of                File Number)          Identification
incorporation)                                              No.)


4770 Hickory Hill Road, Memphis, Tennessee                  38141
(Address of principal executive offices)                  (Zip Code)


Registrant's telephone number, including area code  (901) 363-8030


                            Not Applicable
     (Former name or former address, if changed since last report)














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Item 5.  Other Events.

          On July 2, 1999, TBC Corporation ("TBC") issued the following press release:


                                     Release:  July 2, 1999
                                     Contact:  Ronald E. McCollough
                                               Executive Vice President


          TBC TO RECORD LITIGATION CHARGE FOR SECOND QUARTER

MEMPHIS, Tenn. (July 2, 1999) -- TBC Corporation (Nasdaq:TBCC) today indicated that it will record an after-tax charge for the second quarter of approximately $2.8 million, or $0.13 per share, related to a judgment in litigation with a former distributor. The litigation, which was initiated in 1989, involved a note receivable that TBC held from the business formerly operated by that distributor.

     TBC Corporation, based in Memphis, Tennessee, is one of the nation's largest marketers and distributors of private brand tires for the automotive replacement market.

Statements in this press release or otherwise attributable to the Company regarding the Company's business which are not historical fact, including those regarding growth in its business, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Many factors could cause the Company's actual results to differ materially from those expressed in the forward-looking statements made by or on behalf of the Company including, without limitation, trends in the consumer demand for replacement tires, changes in tire prices, the availability of tires from suppliers, the impact of competitive tire brands, the ability to achieve and manage growth, and other risks detailed in the Company's Annual Report on Form 10K and other filings with the SEC.





















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                               SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   TBC CORPORATION
                                   (Registrant)



July 6, 1999                       By:/s/ LOUIS S. DiPASQUA
(Date)                                Louis S. DiPasqua,
                                      Vice Chairman and
                                      Chief Executive Officer


































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